EXHIBIT 10.3

EMPLOYMENT AGREEMENT

This Employment Agreement made as of the 14th day of August, 2008.

BETWEEN:

SAMUEL S. ASCULAI
of the City of Toronto
in the Province of Ontario

(hereinafter referred to as the “Executive”)

- and -

ENHANCE SKIN PRODUCTS INC.
a corporation incorporated pursuant to the
laws of the State of Nevada

(hereinafter referred to as the “Corporation”)

WHEREAS the Corporation is desirous of employing the Executive in the position of President and Chief Executive Officer of the Corporation;

AND WHEREAS the parties hereto wish to confirm the terms and conditions relating to the Executive’s employment with the Corporation;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE 1
EMPLOYMENT AND DUTIES OF EXECUTIVE

1.01 Employment of Executive: In accordance with the terms and conditions of this Agreement, the Corporation hereby employs the Executive and the Executive hereby accepts employment with the Corporation as its President and Chief Executive Officer.

1.02 Duties of Employment: The Executive shall have such duties typically associated with the titles of President and Chief Executive Officer and shall exercise such power and authority as may be commensurate with such duties. The Executive shall well and faithfully serve the Corporation and use his best efforts to promote the interests and goodwill of the Corporation during the term of his employment hereunder. The Executive shall devote his full time and energy to the Corporation and shall perform his duties and exercise such powers as may be consistent with the position of the Executive. Notwithstanding the foregoing or any other provision of this Agreement, it shall not be a breach or violation of this Agreement for the Executive to (a) serve on corporate (subject to prior approval of the Board of Directors of the Corporation (the “Board”)), civic or charitable boards or committees, or (b) deliver lectures, fulfill speaking engagements or teach at educational institutions, so long as such activities do not significantly interfere with or significantly detract from the performance of the Executive’s responsibilities to the Corporation in accordance with this Agreement.

1.03 Term: The initial term of employment of the Executive shall commence with effect from the date hereof and shall continue for a period of 10 years unless terminated in accordance with the provisions of this Agreement. At the end of the initial term, the term of employment of the Executive shall renew for successive two (2) year terms, subject to earlier termination in accordance with the terms of this Agreement, unless the Corporation or the Executive delivers written notice to the other at least six (6) months prior to the expiration date of the then current term of employment.

1.04  Appointment: The Executive agrees to accept appointment to the Board of the Corporation.

ARTICLE 2
REMUNERATION OF EXECUTIVE

2.01 Base Salary: The Executive’s base salary shall be one hundred fifty thousand United States dollars (US $150,000) per annum payable in equal bi-weekly instalments, not in advance, exclusive of bonuses, benefits and other compensation, but subject to applicable statutory deductions (“Base Salary”).

2.02 Review: The Base Salary will be reviewed by the Board on an annual basis, and may, in the sole discretion of the Board, be increased.

2.03 Bonus. During the term of this Agreement, the Executive shall be entitled to receive on a fiscal year basis a cash bonus (the “Bonus”) from the Corporation determined in the discretion of the Board, provided that such bonus shall not be less than two percent (2%) of the Corporation’s EBITDA.

2.04 Stock Option: At the sole discretion of the Board, the Executive may be granted options to purchase common shares in the capital of the Corporation in accordance with any Incentive Stock Option Plan, and the current practice of the Corporation with respect to specific terms. Notwithstanding the foregoing or any other provision of this Agreement, in each year of this Agreement, the Board shall grant to the Executive at least as many options with at least as favourable an exercise price as are granted to any other person or entity (together with their affiliates) in each year, The Executive understands and agrees that upon the termination of his employment by the Corporation, whether such termination occurs with or without notice and with or without just cause, then, all rights that the Executive may have otherwise had in respect of stock option(s) shall terminate effective as of and from one (1) year after the date on which the Executive receives notice of such termination.

ARTICLE 3
BENEFITS

3.01 Vacation Entitlement: The Executive’s vacation entitlement shall be six (6) weeks in each year of employment. Any vacation time not taken by Executive during any calendar year may be carried forward for up to two (2) calendar years. In selecting such vacation time the Executive undertakes to consider the exigencies of his office.

3.02 Insurance Benefits: The Executive shall be entitled to participate in any plan with respect to medical, dental and other benefits established by the Corporation. The Corporation agrees that the Executive’s benefits pursuant to any such plans shall be paid for by the Corporation to the extent that the Executive so desires. The Corporation shall procure directors and officers insurance and errors and omissions insurance both of which shall include the Executive as an insured.

3.03 Life Insurance: The Executive agrees to co-operate with the Corporation in the event that it wishes to put into place insurance on his life or key-man insurance, provided that any premiums associated with such insurance shall be paid by the Corporation.

3.04 Other Expenses: The Executive shall be entitled to reimbursement for all travelling, entertainment and other expenses incurred by the Executive on behalf of the Corporation in the course of the performance of his duties, upon production of appropriate receipts and invoices, forthwith after review and approval.

3.05 Indemnity:. Subject to limitations imposed by law, the Corporation shall indemnify and hold harmless the Executive to the fullest extent permitted by law from and against any and all claims, damages, expenses (including reasonable attorneys’ fees), judgments, penalties, fines, settlements, and all other liabilities incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and to which the Executive was or is a party or is threatened to be made a party by reason of the fact that the Executive is or was an officer, Executive or agent of the Corporation, or by reason of anything done or not done by the Executive in any such capacity or capacities, provided that the Executive acted in good faith, in a manner that was not grossly negligent or constituted willful misconduct and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Corporation also shall pay any and all expenses (including reasonable attorney’s fees) incurred by the Executive as a result of the Executive being called as a witness in connection with any matter involving the Company and/or any of its officers or directors. The provisions of this Section 3.05 shall survive the termination or expiration of this Agreement.

3.06 Work Location and Facilities: Notwithstanding any current or future location of the Corporation’s headquarters or facilities, the Executive shall be located and perform his duties on a day to day basis from Toronto, Canada or such other city as the Executive chooses, provided that Executive agrees to travel as necessary from time to time to fulfil his duties. The Corporation shall furnish the Executive with a downtown office, a personal assistant (or other secretarial help) and services suitable to his position and adequate for the performance of his duties hereunder.

ARTICLE 4
TERMINATION OF EMPLOYMENT

4.01 Termination by Executive: The Executive may terminate his employment pursuant to this agreement by giving at least twelve (12) month’s advance notice in writing to the Corporation.

4.02 Termination with Cause: The Corporation may terminate the Executive’s employment without notice or payment in lieu thereof, for cause. In such event, the Executive shall be entitled to receive any amounts on account of Base Salary or expenses accrued and unpaid to the date of termination. For the purposes of this agreement “cause” shall mean:

(a)	wilful misconduct or gross negligence by the Executive resulting, in either case in material economic harm to the Corporation; or

(b)	fraud, embezzlement or theft of a material nature by the Executive against the Corporation resulting in material economic harm to the Corporation.

An act or failure to act shall not be wilful if done by the Executive in good faith and with the reasonably held belief that such action or failure to act was in the best interest of the Corporation.

4.03 Termination Without Cause: The Corporation may terminate the Executive’s employment pursuant to this agreement at its sole discretion and for any reason and upon such termination, the Executive shall be entitled to receive all accrued salary and pro-rata bonus plus a severance amount (the “Severance Amount”) equal to (a) two (2) times the Executive’s highest Base Salary, but in no event less than three hundred thousand United States dollars (US$300,000), plus (b) two (2) times the Executive’s highest Bonus. The Executive may elect to receive the Severance Amount in (i) one lump sum amount in which event such amount shall be payable within ten (10) business days of Executive’s termination; or (ii) twenty four (24) equal monthly instalments commencing on the first of the month following the Executive’s termination. The Corporation shall for a twenty four (24) month period following Executive’s termination, continue at its expense to maintain the Executive as a member of all insurance plans to which Executive is a member under Section 3.02 of this Agreement. Upon termination, all of the Executive’s entitlement to purchase common shares under existing stock options will immediately vest.

4.04 Return of Materials: As soon as the Executive ceases to be an employee of the Corporation, the Executive shall immediately deliver to the Corporation all property of the Corporation in the possession of or directly or indirectly under the control of the Executive. The Executive agrees not to make for his personal or business use or that of any other party, reproductions or copies of any such property.

4.05 Change of Control Payment: In the event of a Change of Control, as hereinafter defined, the Executive shall receive a lump sum payment equal to (a) two (2) times the Executive’s highest Base Salary, but in no event less than three hundred thousand United States dollars (US $300,000); plus (b) two (2) times the Executive’s highest Bonus.

For purposes of this Agreement, Change of Control shall mean:

(i) Fifty percent or more of the Corporation’s voting stock shall be acquired by any person (other than the Executive) entity or affiliated group;

(ii) A change to the majority control of the Board not approved by the Executive;

(iii) Any merger, consolidation or business combination pursuant to which the Corporation is not the surviving corporation or fifty percent (50%) or more of the Corporation’s voting stock shall be owned or controlled by any person (other than the Executive), entity or affiliated group;

(iv) A liquidation or dissolution of the Corporation; or

(v) The sale of all or substantially all of the Corporation’s assets.

ARTICLE 5
CONFIDENTIAL INFORMATION

5.01 Confidential Information: The Executive hereby agrees to maintain in confidence and not to disclose to any person, corporation, group or organization whatsoever, during the term of this Agreement and for a one year period thereafter, any information respecting the business affairs, prospects, operations or strategic plans respecting the Corporation or its affiliates or subsidiaries gained in the Executive’s capacity as an employee of the Corporation or otherwise, and not otherwise publicly available or disclosed.

ARTICLE 6
NON-COMPETITION COVENANTS

6.01 Representation: The Executive represents and agrees that his experience and capabilities are such that the provisions of this Article will not prevent him from earning a livelihood and that irreparable and substantial injury could befall the Corporation should the Executive violate this Article. The Executive and the Corporation agree that the Corporation is entitled to protect its business interest and that of its affiliates and subsidiaries from any unfair advantage taken by the Executive in the event of and subsequent to his termination under Article 4 herein, which unfair advantage includes but is not limited to engaging in any activity proscribed by Article 6.02.

6.02 Solicitation: For a period of one year from the date of termination of this Agreement, the Executive shall refrain from interfering with the employment arrangements between the Corporation (or any of its affiliates or subsidiaries) and its employees and will not in any way solicit, recruit, hire, assist others in recruiting or hiring, or discuss employment with any employees of the Corporation or any of its affiliates or subsidiaries and the Executive shall refrain from soliciting, contracting with, making regular presentations to or otherwise being concerned with the customers of the Corporation or any of its affiliates or subsidiaries, or aid or abet any solicitation of employees or customers to transfer business from the Corporation or any of its affiliates or subsidiaries, to any other person or entity, provided that this prohibition shall not apply to advertising of a general nature, speaking or writing engagements for general publication or to similar activities and provided that this prohibition shall not preclude the Executive from providing services to existing clients of any new employer of the Executive.

6.03 Time and Scope Reduction: The Executive agrees that if the period of time, geographical coverage or the scope of the restrictive covenant contained in this Article should be adjudged unreasonable in a proceeding before a court of competent jurisdiction, then the period of time shall be reduced by such number of months, or the coverage or scope shall be reduced, by elimination of such portion thereof deemed unreasonable, so that the covenant herein may be enforced in such coverage and scope and during such period of time as may be adjusted to be reasonable.

ARTICLE 7
MISCELLANEOUS PROVISION

7.01 Amendment and Waiver: No amendment, modification or waiver of any provision of this Agreement or consent to any departure by the parties from any provision of this Agreement is effective unless it is in writing and signed by the parties and then the amendment, modification, waiver or consent is effective only in the specific instance and for the specific purpose for which it is given.

7.02 Further Assurances: The Executive and the Corporation shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such further acts and documents as shall be reasonably required to accomplish the intention of this Agreement.

7.03 Applicable Law and Jurisdiction: This Agreement and all of the rights and obligations arising herefrom shall be interpreted and applied in accordance with the laws of the Province of Ontario and the courts of the Province of Ontario shall have exclusive jurisdiction to determine all disputes relating to the Agreement and all of the rights and obligations created hereby. The Executive and the Corporation hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

7.04 Other Provisions: At all times while engaged by the Corporation, the Executive will at his own expense maintain a valid passport. The Executive acknowledges that as a condition of his engagement he will be required to travel to various locations worldwide from time to time to carry out his duties on behalf of the Corporation.

7.05 Prohibitive Provisions: In the event that any provision or any part of any provision is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by a court, this Agreement shall be construed as not containing such provision or part of such provisions and the invalidity of such provision or such part shall not affect the validity of any other provision or the remainder of such provision hereof. All other provisions thereof which are otherwise lawful and valid shall remain in full force and effect.

7.06 Notice Provisions:

(a)
Except as otherwise expressly provided herein, all notices shall be in writing and either delivered personally or by registered or certified mail, telex, telegram cable or telecopier. In the case of the Corporation, notice shall be at the Corporation’s office at 100 King Street West, 37th Floor, Toronto, ON M5X 1C9. In the case of the Executive, notice shall be delivered to the most current address of his residence on file with the Corporation.

(b)
Any notice which is delivered personally shall be effective when delivered and any notice which is delivered by telex, telecopier, cable or telegram shall be effective on the business day following the day of sending.

(c)	Any notice given by telex, telecopier, cable or telegram shall immediately be confirmed by registered or certified mail.

7.07 Entire Agreement: This agreement supersedes all prior agreements, oral or written, between the parties hereto with respect to the subject-matter hereof. This agreement contains the final and entire understanding and agreement between the parties hereto with respect to the subject-matter hereof, and they shall not be bound by any terms, conditions, statements, covenants, representations, or warranties, oral or written, not herein contained with respect to the subject-matter hereof.

7.08 Independent Legal Advice: The Executive acknowledges that he has read and understands this agreement, and acknowledges that he has had the opportunity to obtain independent legal advice with respect to it.

7.09 Binding Effect: This Agreement and all of its provisions shall enure to the benefit of and be binding upon the parties, the successors and assigns of the Corporation and to the heirs, executors and administrators of the Executive.

IN WITNESS WHEREOF the parties here have caused this Agreement to be executed and delivered as of the date first above written.

SIGNED, SEALED AND DELIVERED	)
in the presence of:	)
)
)
)
	)	/s/ Samuel S. Asculai
(Witness))		Samuel S. Asculai

ENHANCE SKIN PRODUCTS INC.

Per:	/s/ Christopher Hovey
Name: Christopher Hovey
Title: Chief Operating Officer and Vice
President of Sales